UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2016

ALBANY MOLECULAR RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35622	14-1742717
(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle
Albany, New York	12212
(Address of principal executive offices)	(Zip Code)

(518) 512-2000

(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Share Purchase

On July 11, 2016 (the “Closing Date”), Albany Molecular Research, Inc., a Delaware corporation (“AMRI”) completed its previously announced acquisition of Prime European Therapeuticals S.p.A. – Euticals, a company organized under the laws of Italy (“Euticals”), pursuant to a Share Purchase Agreement with Lauro Cinquantasette S.p.A., a company organized under the laws of Italy (the “Seller”) dated as of May 5, 2016 (the “Share Purchase Agreement”). Pursuant to the Share Purchase Agreement, AMRI, through its subsidiary, purchased 100% of the capital stock of Euticals (the “Transaction”). Euticals is a privately-held company headquartered in Lodi, Italy, specializing in custom synthesis and the manufacture of active pharmaceutical ingredients with a network of active pharmaceutical ingredient facilities primarily in Italy, Germany, the U.S. and France.

Upon the closing of the Transaction (the “Closing”) and as consideration for its acquisition of Euticals, AMRI (i) paid approximately €164 million in cash, subject to certain working capital, net debt and transaction expenses adjustments (the “Cash Consideration”), (ii) issued 7,051,295 unregistered shares of common stock, $0.01 par value of AMRI (the “Consideration Shares”), and (iii) paid approximately €55 million in deferred cash consideration payable to the Seller in the form of two seller notes.  At the Closing, €10 million of the Cash Consideration was contributed into an escrow fund to secure the Seller’s payment obligations with respect to (i) those certain working capital, net debt and transaction expenses adjustments and (ii) obligations to indemnify AMRI for certain matters described below.

As noted above, €55 million of the purchase price was financed through two unsecured promissory notes, which were issued by Albany Molecular Luxembourg S.à.r.l. to the Seller (the “Seller Notes”). The Seller Notes are guaranteed by AMRI (the “Guarantee”) and are subject to customary representations and warranties and events of default. The Seller Notes are to be repaid in three equal annual installments to be paid on the third, fourth and fifth anniversaries of the Closing Date, a portion of which payments are subject to AMRI’s set off rights as described herein. For so long as the Seller has indemnification obligations as described below, one of the Seller Notes with a principal amount equal to the then-applicable cap will be available for AMRI to set off against in order to satisfy certain indemnification obligations of the Seller described below. The principal amount of the Seller Notes that exceeds the indemnification caps described below is not subject to set off.

The Seller is required to indemnify AMRI, subject to certain exceptions and limitations set forth in the Share Purchase Agreement, with respect to breaches of representations, warranties and covenants (up to the amount available in the escrow account, or available with respect to the right of setoff described above). The representations and warranties set forth in the Share Purchase Agreement generally survive for 24 months after the Closing, with longer survival periods with respect to certain fundamental representations and warranties, which survive for 48 months. The Seller’s indemnification obligations are subject to a deductible of €500,000, with an indemnity cap of €31 million for the first two years and a reduced cap for the two years thereafter equal to the greater of (i) €15 million and (ii) the sum of €15 million and the amount of any pending claims. However, such deductible and cap do not apply with respect to breaches of Seller’s representation as to title to Euticals shares.

The parties to the Share Purchase Agreement have made certain customary representations, warranties and covenants, which survive the Closing, including, among others: (i) representations by the Seller, and Euticals and its subsidiaries (collectively, the “Group Companies”) with respect to the Group Companies’ business, operations and financial condition; (ii) covenants by the Seller to keep information relating to the Group Companies’ and AMRI’s business confidential; and (iii) covenants by the Seller to not compete with the Group Companies’ business and to not solicit employees from the Group Companies.

As previously disclosed, concurrent with the execution and delivery of the Share Purchase Agreement, AMRI and the Seller entered into a Subscription Agreement (the “Subscription Agreement”), pursuant to which the Seller agreed to subscribe for the Consideration Shares at the Closing of the Transaction, subject to certain conditions. The Consideration Shares were offered and sold outside the United States to an eligible investor pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Consideration Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the shares in any jurisdiction in which such offer or solicitation would be unlawful. For further information regarding the Subscription Agreement, including a filed copy thereof, reference is made to the Current Report on Form 8-K filed by AMRI with the U.S. Securities and Exchange Commission (the “SEC”) on May 6, 2016.

As also previously disclosed, concurrent with the execution and delivery of the Share Purchase Agreement, AMRI and the Seller entered into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”).  The Registration Rights and Lock-Up Agreement provides that, as soon as practicable after the Closing, AMRI shall file a “shelf registration statement” with the SEC for the resale of the Consideration Shares. The Registration Rights and Lock-Up Agreement also provides for demand registration rights and piggyback registration rights under certain circumstances for the Seller or any Participating Holders (as defined in the Registration Rights and Lock-Up Agreement) who will own a portion of the Consideration Shares.  Moreover, the Registration Rights and Lock-Up Agreement imposes a 180-day lockup period (the “Lock-Up Period”) on any sales, transfers, hedges or similar dispositions of the Consideration Shares.

The foregoing description of the Share Purchase Agreement, Seller Notes and Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 2.1 (by reference to Exhibit 2.1 to AMRI’s Current Report on Form 8-K filed with the SEC on May 6, 2016), 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. For further information regarding the Subscription Agreement and the Registration Rights and Lock-Up Agreement, including filed copies thereof, reference is made to the Current Report on Form 8-K filed by AMRI with the SEC on May 6, 2016.

Stockholders Agreement

On the Closing Date, in connection with the Transaction, AMRI and the stockholders identified therein (the “Stockholders”) entered into a Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement provides that the Seller shall have the right to select a designee to be elected to the board of directors of AMRI (the “Board”) as a Class II director (the “Seller Designee”), subject to certain director qualifications set forth in AMRI’s organizational documents. Thereafter, among other conditions, for so long as: (i) the Seller beneficially owns at least 5% of AMRI; (ii) within two years from the date of the Closing, the Seller’s Stockholders together or individually own more than 50% of the equity interest in the Seller; and (iii) such time after the two-year period from the date of the Closing, the Seller’s Stockholders together or individually own more than 35% of the equity interest in the Seller and have control (as such term is used in the definition of “Affiliate” as defined in the Stockholders Agreement) of the board of directors of the Seller, the Board shall include the Seller Designee as a Class II Board nominee. The Stockholders Agreement will terminate if the Seller no longer meets the requirements described above, or if there is a company sale.

The Stockholders Agreement also provides that, from and after the Closing, each AMRI Stockholder agrees to vote all AMRI shares owned by such Stockholder in favor of the Seller Designee in any election of Class II board members. Additionally, for so long as the Seller has the right to designate the Seller Designee, the Seller agrees to vote all AMRI shares owned by the Seller or its affiliates in favor of any director nominees recommended for election by the Board at any special or annual meeting. Moreover, the Stockholders Agreement provides for certain “standstill” restrictions that prevent the Seller from (i) proposing certain business combinations and (ii) acquiring additional beneficial ownership of AMRI so that the Seller’s beneficial ownership of AMRI will be more than 19.99%, which restrictions will last for the longer of three years or such time as the Seller has the right to appoint the Seller Designee.

A copy of the Stockholders Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing summary of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement.

Credit Agreement

On July 7, 2016, AMRI entered into (i) the Amendment No. 1 to Second Amended and Restated Credit Agreement, by and among AMRI, each other loan party party thereto, Barclays Bank PLC, as administrative agent and collateral agent (“Agent”), and the lenders party thereto (the “Amendment”) and (ii) the Third Amended and Restated Credit Agreement by and among AMRI, Agent, and the other lenders party thereto (the “Third Amended and Restated Credit Agreement”). The Amendment amends the Second Amended and Restated Credit Agreement, dated as of August 19, 2015, by and among AMRI, the Agent and the lenders party thereto (the “Existing Credit Agreement”) in the form of the Third Amended and Restated Credit Agreement. The Third Amended and Restated Credit Agreement amends the Existing Credit Agreement by (i) providing incremental senior secured first lien term loans in an aggregate principal amount of $230.0 million which increases the aggregate principal amount of senior secured first lien term loans under the Third Amended and Restated Credit Agreement to $428.5 million and (ii) increasing the first lien revolving credit facility commitments by $5 million to $35 million. AMRI will use the proceeds of the Third Amended and Restated Credit Agreement to: (i) pay a portion of the Cash Consideration; (ii) pay various fees and expenses incurred in connection with the Share Purchase Agreement, the Amendment and the Third Amended and Restated Credit Agreement; and (iii) repay certain indebtedness of AMRI, Euticals and their subsidiaries.

At AMRI’s election, loans made under the Third Amended and Restated Credit Agreement bear interest at (a) the one-month, three-month or six-month LIBOR rate subject to a floor of 1.0% (the “LIBOR Rate”) or (b) a base rate determined by reference to the highest of (i) the United States federal funds rate plus 0.50%, (ii) the rate of interest quoted by The Wall Street Journal as the “Prime Rate”, and (iii) a daily rate equal to the one-month LIBOR Rate plus 1.0%, subject to a floor of 2.0% (the “Base Rate”), plus an applicable margin of 4.75% per annum for LIBOR Rate loans and 3.75% per annum for Base Rate loans.

The term loans under the Third Amended and Restated Credit Agreement mature and are payable on July 16, 2021 and the revolving credit facility commitments thereunder terminate and all amounts then outstanding thereunder are payable on July 16, 2020, subject, in each case, to earlier acceleration (i) to six months prior to the scheduled maturity date of AMRI’s 2.25% Cash Convertible Senior Notes (the “Convertible Senior Notes”) if on such date both (x) more than $25.0 million of the Convertible Senior Notes shall remain outstanding and (y) the ratio the secured debt of AMRI and its subsidiaries to the EBITDA of AMRI and its subsidiaries exceeds 1.50:1.00 and (ii) to April 7, 2019, April 7, 2020 or April 7, 2021, respectively, in each case to the extent that at any such date AMRI has not (x) prepaid or otherwise satisfied the amortization or final maturity payment amounts to next come due under each Seller Note then outstanding or (y) refinanced such amortization or final maturity payment amount to next come due under each Seller Note then outstanding in a manner permitted by the Third Amended and Restated Credit Agreement.

The borrowings under the Third Amended and Restated Credit Agreement are prepayable at the option of AMRI without premium or penalty (other than customary breakage costs for LIBOR Rate loans). Amounts prepaid are available for reborrowing, subject to the terms and conditions of the Third Amended and Restated Credit Agreement.

The obligations under the Third Amended and Restated Credit Agreement are guaranteed by each material domestic subsidiary of AMRI (each a “Guarantor”) and are secured by first priority liens on, and security interests in, substantially all of the present and after-acquired assets of AMRI and each Guarantor subject to certain customary exceptions.

The Third Amended and Restated Credit Agreement contains customary representations and warranties relating to AMRI and its subsidiaries. The Third Amended and Restated Credit Agreement also contains certain affirmative and negative covenants including negative covenants that limit or restrict, among other things, liens, indebtedness, investments and acquisitions, mergers and fundamental changes, asset sales, restricted payments, changes in the nature of the business, transactions with affiliates and other matters customarily restricted in such agreements.

If an event of default shall occur and be continuing under the Third Amended and Restated Credit Agreement, the commitments under the Third Amended and Restated Credit Agreement may be terminated and the principal amounts outstanding under the Third Amended and Restated Credit Agreement, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

Copies of the Amendment and the Third Amended and Restated Credit Agreement are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated into this Item 2.01 by reference. The foregoing summary of the Amendment and Third Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Third Amended and Restated Credit Agreement.

The Share Purchase Agreement and the other agreements and instruments described in and filed with this report and the Current Report on Form 8-K filed with the SEC on May 6, 2016 (the “Transaction Documents”) have been filed to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about AMRI, the Seller or the Group Companies. In particular, the assertions embodied in the representations and warranties in the Transaction Documents were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Share Purchase Agreement (and the other Transaction Documents), and may be subject to contractual standards of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Transaction Documents are not necessarily characterizations of the actual state of facts about AMRI, the Seller or the Group Companies (or other parties thereto) at the time they were made or otherwise and should only be read in conjunction with the other information that AMRI makes publicly available in reports, statements and other documents filed with the SEC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 2.01 above, which is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Share Purchase Agreement and the Subscription Agreement described in Item 2.01 of this Current Report on Form 8-K, which descriptions are incorporated into this Item 3.02 by reference, AMRI issued the Consideration Shares at the Closing to the Seller.

Item 3.03 Material Modification to Rights of Security Holders.

Please refer to the discussion under Item 2.01 above, which is incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

In connection with the Transaction, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, and pursuant to the Stockholders Agreement described in Item 2.01 above, which description is incorporated into this Item 5.02 by reference, the Board elected Fernando Napolitano to the Board as a Class II director, with a term to commence on July 12, 2016.

Mr. Napolitano currently serves as founder and chief executive officer of the New York-based Italian Business & Investment Initiative, which is focused on fostering business relationships between the United States and Italy. From 1990 to 2011, Mr. Napolitano served as Senior Vice President and Managing Director of Booz & Company (formerly Booz Allen Hamilton) in Italy, where he led the Organization and Strategy practice, specializing in leadership, organization and strategy for clients in the telecommunications, media, aerospace and energy sectors. Mr. Napolitano serves as a member of the Board of Directors of Mediaset S.p.A. in Milan. He also serves on a number of advisory boards, including Innogest, a Turin, Italy-based venture capital fund; the Mind the Bridge Foundation in San Francisco; Bologna Business School in Bologna, Italy; and the Office of Innovation & Entrepreneurship at the Stevens Institute of Technology in New York. Mr. Napolitano graduated with honors in Economics and Business Administration from the University of Naples Federico II, Naples, Italy and obtained a Master of Science in Management of Technology from Brooklyn Polytechnic, in New York (now known as NYU – Polytechnic School of Engineering). Mr. Napolitano also completed Harvard Business School’s Advanced Management Program and received a diploma from the Chamber of Commerce in Paris, France.

In connection with his election to the Board, beginning in 2017, Mr. Napolitano will receive an annual retainer for service on the Board in accordance with AMRI’s director compensation practices, will receive annual restricted stock and stock option awards under AMRI’s Third Amended 2008 Stock Option and Incentive Plan, and will receive all other applicable compensation described on page 37 of the Proxy Statement for AMRI’s 2016 annual meeting of stockholders. AMRI intends to enter into an indemnification agreement with Mr. Napolitano in substantially the same form entered into with the other members of AMRI’s Board.

Other than under the Stockholders Agreement and the Share Purchase Agreement described above (which descriptions are incorporated into this Item 5.02 by reference), there is no arrangement or understanding between AMRI and the Stockholders pursuant to which Mr. Napolitano was selected as a director. At the time of this disclosure, Mr. Napolitano was not named to any committees of the Board and no committee assignments are contemplated at this time.  There are no family relationships between Mr. Napolitano and any director or executive officer of AMRI, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 11, 2016, AMRI issued a press release announcing the completion of the Transaction and related matters. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

AMRI intends to file the financial statements relating to the Transaction described in Item 2.01 above under cover of Form 8-K/A with the SEC no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed to report the Closing.

(b) Pro forma financial information.

AMRI intends to furnish pro forma financial information relating to the Transaction described in Item 2.01 above under cover of Form 8-K/A with the SEC no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed to report the Closing.

(d) Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement by and between AMRI and Lauro Cinquantasette S.p.A., dated as of May 5, 2016 (incorporated herein by reference to Exhibit 2.1 to AMRI’s Current Report on Form 8-K filed with the SEC on May 6, 2016)
4.1	Stockholders Agreement by and among AMRI and the stockholders identified therein, dated as of July 11, 2016*
10.1	Promissory Note A issued by Albany Molecular Luxembourg S.à.r.l. to Lauro Cinquantasette S.p.A. on July 11, 2016*
10.2	Promissory Note B issued by Albany Molecular Luxembourg S.à.r.l. to Lauro Cinquantasette S.p.A. on July 11, 2016*
10.3	Guarantee to Promissory Notes by and between AMRI and Lauro Cinquantasette S.p.A., dated as of July 11, 2016*
10.4

Amendment No. 1 to Second Amended and Restated Credit Agreement, by and among AMRI, each other loan party party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, dated as of July 7, 2016*

10.5	Third Amended and Restated Credit Agreement by and among AMRI, Barclays Bank PLC, as administrative agent and the other lenders party thereto, dated as of July 7, 2016*
99.1	Press Release of AMRI issued on July 11, 2016**

 * Filed herewith.

** Furnished herewith.

Forward Looking Statements

This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the acquisition and expectations as to its impact on AMRI’s business and strategy. Readers should not place undue reliance on such forward-looking statements. Statements about AMRI’s or Euticals’ past financial results do not, and are not meant to, predict future results. AMRI can provide no assurance that such results and performance will continue. AMRI’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which AMRI may not be able to predict and may not be within AMRI’s control. Factors that could cause such differences include, but are not limited to: the ability of AMRI to effectively integrate the Euticals businesses; possible unexpected negative impacts to the revenue expected to be received by the Euticals businesses; trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and chemical research and development, including softness in these markets; the success of the sales of other products for which AMRI receives royalties; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; AMRI’s ability to enforce its intellectual property and technology rights; AMRI’s ability to obtain financing sufficient to meet its business needs; AMRI’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations, data integrity compliance, and other GMP regulations; the results of further FDA inspections; AMRI’s ability to effectively maintain compliance with applicable FDA and DEA regulations; AMRI’s ability to integrate past or future acquisitions, and make such acquisitions accretive to AMRI’s business model; AMRI’s ability to take advantage of proprietary technology and expand the scientific tools available to it; the ability of AMRI’s strategic investments and acquisitions to perform as expected; as well as those risks discussed in AMRI’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC on March 30, 2016, and AMRI’s other SEC filings. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. AMRI expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Lori M. Henderson
Lori M. Henderson
Senior Vice President, General Counsel & Secretary

Date: July 12, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement by and between AMRI and Lauro Cinquantasette S.p.A., dated as of May 5, 2016 (incorporated herein by reference to Exhibit 2.1 to AMRI’s Current Report on Form 8-K filed with the SEC on May 6, 2016)
4.1	Stockholders Agreement by and among AMRI and the stockholders identified therein, dated as of July 11, 2016*
10.1	Promissory Note A issued by Albany Molecular Luxembourg S.à.r.l. to Lauro Cinquantasette S.p.A. on July 11, 2016*
10.2	Promissory Note B issued by Albany Molecular Luxembourg S.à.r.l. to Lauro Cinquantasette S.p.A. on July 11, 2016*
10.3	Guarantee to Promissory Notes by and between AMRI and Lauro Cinquantasette S.p.A., dated as of July 11, 2016*
10.4

Amendment No. 1 to Second Amended and Restated Credit Agreement, by and among AMRI, each other loan party party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, dated as of July 7, 2016*

10.5	Third Amended and Restated Credit Agreement by and among AMRI, Barclays Bank PLC, as administrative agent and the other lenders party thereto, dated as of July 7, 2016*
99.1	Press Release of AMRI issued on July 11, 2016**

* Filed herewith.

** Furnished herewith.